EXHIBIT 32.1

Certification Pursuant to Section 906 the Sarbanes-Oxley Act of 2002

Dated: August 11, 2015

I, Jeffrey A. Quiram, Chief Executive Officer of Superconductor Technologies Inc, hereby certify, to my knowledge, that:

1. the accompanying Quarterly Report on Form 10-Q of Superconductor Technologies for the period ended June 27, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Superconductor Technologies Inc.

IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

/s/ Jeffrey A. Quiram
Jeffrey A. Quiram President and Chief Executive Officer